UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2019
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing, Rule or Standard; Transfer of Listing.

On April 2, 2019, Aevi Genomic Medicine, Inc. (the “Company”) received a notification from the NASDAQ Stock Market (“NASDAQ”) stating that the Company no longer complies with the minimum stockholders’ equity requirement under NASDAQ Listing Rule 5450(b)(1)(A) for continued listing on The NASDAQ Global Market because the Company’s stockholder’s equity, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, has fallen below $10 million. The notification also indicates that the Company does not meet the alternative compliance standards set forth in NASDAQ Listing Rule 5450(b).

Under applicable NASDAQ rules, the Company has 45 calendar days from the date of the notification letter, or until May 17, 2019, to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ may grant the Company an extension of up to 180 calendar days from the date of the notification to provide evidence of compliance. Alternatively, the Company may consider applying to transfer the Company’s common stock to The NASDAQ Capital Market, which has a minimum stockholders’ equity requirement of $2.5 million, provided that the Company meets the continued listing requirements of The NASDAQ Capital Market at such time.

The Company will consider all available options to regain compliance with the continued listing standards of NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: April 8, 2019